U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                   Form 10-SB


              GENERAL FORM FOR REGISTRATION OF SECURITIES OF SMALL
                                BUSINESS ISSUERS
           Under Section 12(b) or 12 (g) of the Securities Act of 1934


                           AMANASU ENERGY CORPORATION
               ---------------------------------------------------
                 (Name of Small Business Issuer in its charter)

Nevada                                                     98 - 0347883
--------                                                   -----------------
(State of                                                  (I.R.S. Employer
 Incorporation )                                            I.D. Number)


          Suite 212 - 955 West Broadway, Vancouver, B.C. Canada V5Z 1K3
                 ----------------------------------------------
                    (Address of Principal executive offices)


Issuer telephone number : 604-730-7729


Securities to be registered under Section 12 (b) of the Act:

         Title of each class         Name of exchange on which
         to be registered            each class is to be registered

            None                              None


Securities to be registered under Section 12(g) of the Act:

                          Common Stock
                         (Title of Class)

PART   I
ITEM 1 - DESCRIPTION  OF  THE  BUSINESS

Company Background.
---------------------------

     Amanasu Energy Corporation ("Company") was incorporated in the State of Nevada on February 22, 1999 under the name of Forte International Inc. On March 27, 2001, it changed its name to Amanasu Energy Corporation.

     On June 8, 2000, the Company obtained the worldwide production and marketing rights to a technology that disposes of toxic and hazardous wastes through a proprietary, high temperature combustion system. The rights were obtained pursuant to an exclusive licensing agreement with the inventor of the technology for a period of 30 years.

     The Company intends to manufacture and sell waste disposal systems using the acquired technology to industries that require toxic and hazardous waste disposal, such as hospitals, power companies, manufacturers of electronic products, and to municipalities, among other prospective users.

 Vancouver, British Columbia, Canada V5Z 1K3, and its telephone number is 604-730-7729.

Background of Technology.
--------------------------------

     The technology, known as the Amanasu Furnace, is a process that disposes of toxic and hazardous waste, through a proprietary, high temperature combustion system. The combustion system is a low cost methodology of generating extremely high temperatures is excess of 2,000 Celsius. Waste matter exposed to the extreme temperature system is instantly decomposed to a gaseous matter and a magna-like liquid. The process leaves a 1-2% residue of an inert, carbon substance and oxygen which vented out of the system. The process produces no toxins, smoke, ash, or soot.

     Mr. Masaichi Kikuchi, the inventor of the technology and a consultant to the Company, constructed the first and only Amanasu furnace in 1996. The unit is located on the island of Hokkaido, Japan, and has been operating since 1996 at a capacity of five tons per day.

Description of the Amanasu Furnace.
--------------------------------------------

     The Amanasu furnace is a waste disposal system that safely and efficiently disposes of toxic and hazardous wastes in a cost efficient manner. The system has three general features; the proprietary combustion burner, the furnace compartment, and the gas processing compartment.

     The proprietary aspect of the Amanasu furnace is the unique combustion system that generates abnormally high temperatures in excess of 2,000 degrees Celsius within the furnace compartment. A proprietary formula of low cost metals, such as powered aluminum and iron, is combined with an air pressurized, hydrocarbon flame creating a superheated hydrogen combustion flame. A spray nozzle or burner injects the flame into the furnace compartment where the flame is irradiated with microwaves to create an ionized flame reaching a heat conversion temperature of 18,000 C but an actual measured temperature of

 1,800-2,300 C inside the furnace compartment. By contrast, an ordinary burner, neutral flame reaches temperatures between 800 to 1,600 C. In order to raise the temperature to the 1,800 to 2,300 degrees C range, large amounts of additional energy is required, typically, electricity. The cost of this energy source is expensive and would be cost prohibitive to the operation of the furnace. The Company's proprietary system reaches these temperatures using approximately 20 gallons of kerosene or light oil per hour for each one ton of daily capacity. For example, a five ton daily capacity unit requires five times as much hydrocarbon use or 100 gallons, per hour. The furnace reaches maximum temperatures within four to five hours after flame ignition. The resultant effect is a low cost methodology of generating extremely high temperatures within a confined furnace compartment.

     The inner walls of furnace and the combustion burner itself are protected from the extreme heat by magnetrons and tokomak. Magnetrons are circular magnets that deflect the gaseous ions from the furnace walls to the center of the furnace. Tokomak is an insulating material that further protects the furnaces walls from the extreme heat. Waste matter enters a feed dump where a conveyor or overhead grapple continuously feeds the waste to the furnace compartment. Once inside the high temperature furnace compartment, the chemical compounds of waste matter are instantly ionize or disintegrated into gaseous matter and a magna-like liquid. The magna-like liquid is water cooled to form a dense, inert carbon matter. The combustion gases resulting from the ionization first receive a light irradiation process to prevent recombination. A primary high speed water dousing process follows whereby the gas is cooled to 1,300 C. A series of two to four reaction tanks, similar to water shower units, further cool the gases, and sulfuric acid and nitric acid are removed through processing. Finally, the cooled gas, in the form of oxygen, is filtered and vented from the system as warm air at below 60 degrees C. The process is unlike conventional waste incinerators, as it produces no toxins, smoke, ash, or soot. The vented oxygen has dioxin levels below 0.01 nanogram and dibenzoflan levels below 0.001 nanogram. The inert carbon matter produced in the form of pellets is no more than 2% of the original mass, and can be used for roadway surfaces or disposed of in landfills.

     Furnaces will be sold in daily disposal capacities of; one-half ton to one ton, two tons to five tons, and greater than five tons.

     Units with daily capacities of one-half ton to one ton will be priced between $200,000 to $800,000. These units will measure approximately up to seven feet in length, four feet in width, and eight feet in height. These units can be manufactured as stationary or portable. Portable units can be mounted on a portable chassis, which can be hauled by a mid-sized truck to desired locations.

     Units with daily capacities of two to five tons will be priced between $1,200,000 to $2,000,000. These stationary units will measure approximately up to fourteen feet in length, five feet in width, and eight feet in height.

     Units with daily capacities of greater than five ton, including plants for municipalities, will require specific plant design based upon the requirements of each user. The pricing and size of each unit will be subject to the specific design and user requirements.

     The outer  housing of the  Amanasu  furnace is  constructed  of  fabricated steel. Ancillary equipment, other than as described above, includes feed hoppers, pipe conveyors, fuel polarization equipment, air polarization equipment, turbo fans, and an air compression system for the burner. The Company believes the furnace will have an estimated useful life of approximately 15 years. This estimate is based upon the Hokkaido, Japan unit that has been operating since 1996.

Markets and Marketing.
----------------------------

     Hazardous and toxic waste generally consists of a large number of chemicals, metals, pesticides, biological agents, toxic pollutants, and other substances. The treatment of toxic and hazardous waste worldwide is a growing and diverse industry. Significant legislation and regulation worldwide has contributed to the growth of this industry. These regulations are directed at protecting the environment by requiring originating parties to be responsible for managing the hazardous wastes that they generate. Although the Company's proprietary furnace disposes of various forms of waste, the Company will seek to promote its product as a toxic and hazardous waste disposal system. This position is premised upon the higher disposal fees for hazardous and toxic compared with the disposal fees of non-toxic or hazardous waste.

     The Company's strategic focus for the next 12 months is to market its proprietary furnace directly to end users in the Pacific Rim, principally Japan, Korea, and Taiwan. The Company believes that these principal markets are attractive because of the limited landfill space available in these markets. Potential end users include local municipalities, hospitals, power companies, and manufacturers of electronic products, among other prospective users. The Company believes that it will be able to leverage upon the unit currently operating on the island of Hokkaido, Japan, as well as business contacts of the Company's president to commercially sell its product. During the next 12 months, the Company intends to augment the marketing efforts of the Company's president with assistance from an internal marketing team of three persons. This marketing effort will concentrate on business contacts of the Company's president in the Pacific Rim that have a need for hazardous waste disposal. As part of its initial marketing effort, the Company will invite prospective customers to visit the Hokkaido facility to demonstrate the usefulness of the facility.

     During the second quarter of 2001, the Company's has initiated contact with a number of municipalities and private corporations for purposes of commercially selling its proprietary furnace. At the end of June 2001, the Company in collaboration with Mr. Kikuchi, the inventor, will be conducting a demonstration at the Hokkaido facility to approximately 350 prospective customers from Japan and other Pacific Rim countries. The Company cannot predict whether any sales will result from the demonstration or the efforts of the Company's president.

     Following this initial 12 month period, the Company expects to establish of a network of distributors throughout the Pacific Rim. It is contemplated that distributors will be granted exclusive distribution rights to a designated territory and will be compensated based on a negotiated percentage of sales. It is expected that distributors will be required to reach minimum sales levels in order maintain exclusive territorial distribution rights.

Governmental Regulation.
-------------------------------

     Generally, the Company will be required to receive regulatory approval from various governmental agencies to conduct its operations. These regulatory approvals will require the Company to obtain and retain numerous governmental permits to conduct various aspects of its operations, any of which may be subject to revocation, modification or denial. Extensive and evolving environmental protection laws and regulations have been adopted worldwide during recent decades in response to public concern over the environment. The Company's operations and those of its future customers are subject to these evolving laws and regulations. The requirements of these laws and regulations could impose substantial potential liabilities to the Company and its customers. If the operations of the Company's furnace result in a toxic spill or other mishap, the Company and its customers could be subject to substantial fines, suspension of operation, or other significant penalties. The Company makes a continuing effort to anticipate regulatory, political, and legal developments in its principal markets in the Pacific Rim that might affect its operations, but it is not always able to do so. The Company cannot predict the extent to which any legislation or regulation that may be enacted, amended, repealed, reinterpreted, or enforced in the future may affect its operations. Such actions could adversely affect the Company's operations or impact its future financial condition or earnings.

     The Company however does expect that its proprietary furnace will comply with all governing regulations in those countries that it intends to sell its product. This premise is based upon the fact that the furnace is not an incinerator and produces no toxins, smoke, ash, or soot. Moreover, the Hokkaido facility received a permit from a division of the Japanese Ministry of Labor in 1996 and since that time has been operating in compliance with the governing laws and regulations without incident.

Manufacturing And Suppliers.
-----------------------------------

     The proprietary combustion system of the Amanasu furnace will be manufactured by the inventor at his factory located on the island of Hokkaido, Japan. All other components of the furnace will be manufactured or supplied by various vendors located in the Hokkaido area in collaboration with the Company. The Company also will subcontract the assembly and production of the furnaces to one or more manufacturing companies in the Hokkaido area. It believes these arrangements will be sufficient to meet the Company's production needs for the foreseeable future. While the Company may maintain single sources for the manufacture or supply of various components, other than the combustion system, it believes that other sources for such components are available if necessary. The Company will rely solely upon the inventor for the manufacture of the proprietary combustion system, however, the Company has the technical know how to manufacture the combustion system, if necessary.

Competition.
---------------

     Generally, the waste disposal industry is highly competitive. This industry is populated by many national or international companies, with significantly greater resources than that of the Company. Many of these competitors dispose of toxic waste in tradition methods such as landfills, and incinerator use. Despite the fact that these methods may not be environmentally friendly, they are nonetheless in compliance with governing regulations, and therefore, represent significant competition to the Company. In addition, competition will include other waste disposal systems that handle toxic and environmental waste in a non-pollutant manner. Despite this competition, the Company believes it maintains certain competitive advantages in its market. In particular, the Company believes that its system disposes of toxic and hazardous waste in an environmentally safe and cost effective manner. Consequently, the Company believes due to its competitive advantages, it will be able to effectively compete in this market.

Proprietary Rights.
----------------------

     Pursuant to the license agreement with the inventor, Mr. Kikuchi, the Company obtained the world-wide rights to the Amanasu furnace for a period of 30 years. The Company considers its waste treatment technologies and know-how as proprietary and will use a combination of trade secrets, non disclosure agreements, license agreements, and patent laws to protect its proprietary rights. In 1996, Mr. Kikuchi, the inventor and a consultant to the Company, received a patent in Japan for the combustion technology, which expires in 2016. The Company anticipates that it will file for patent protection in other countries prior to any marketing efforts in such country.

Employees.
-------------

     As of May 31, 2001, the Company's officers are its only employees. In addition, the Company has entered into a consulting agreement with Mr. Kikuchi, the inventor of the technology. The Company has no collective bargaining agreements with its employees and believes its relations with its employees are good.

Facilities.
-----------

     The Company's executive offices are located at Suite 212 - 955 West Broadway, Vancouver, British Columbia, Canada V5Z 1K3. The premises are 1,000 square feet and are subleased from the Company's president on a month to month basis at a monthly rental amount of $200. In addition, the Company maintains an office at 2-18 Kyobashi Chuo-ku, Tokyo, Japan 104-0031. The premises are 2,000 square feet and approximately 600 square feet are subleased by the Company from its president rent free though the remainder of 2001.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Company 's Financial Statements, including the Notes thereto, appearing elsewhere in this Registration Statement.

Company Overview.
-----------------------

     The Company was organized on February 22, 1999. Its operations to date have been limited to obtaining the license to the technology and conducting preliminary marketing efforts.

Plan Of Operations.
-----------------------

     The Company is a development stage corporation. It has not commenced its planned operations of manufacturing and selling a toxic and hazardous waste disposal system.

     In May 2001, the Company received $200,000 resulting from the exercise of 20,000,000 stock purchase options by the Company's principal shareholder. The Company intends to raise additional funds in the approximate amount of $2,000,000 to $3,000,000 in near future through the private placement of its common stock. The proceeds from such private placement will be used to construct two demonstrational units, a one-half ton daily capacity unit and a one-ton daily capacity unit, to fully launch the marketing and sale of its proprietary Amanasu furnace, and for other general working capital needs. The Company's cash requirements over the next twelve months are estimated to be approximately $1,000,000, which are entirely devoted to, the construction of a limited number of demonstrational units, the hiring of a limited staff to conduct its business, and general working capital needs. The Company has entered into discussions with a number of private investors concerning the private placement of its common stock, however, at this time; it has not received commitments from any source. Moreover, although the Company is encouraged by its discussions, it cannot predict whether it will be successful in raising any capital, which capital is essential to its plan of operations.

     The Company has no material commitments for capital at this time other than as described above. In addition, the Company does not expect to incur research and development costs within the next 12 months. The Company expects to outsource the construction and fabrication of its units to third parties, including the proprietary combustion system which will be manufactured by the inventor at his factory in Hokkaido, Japan. The Company believes that it can manufacture as many as 30 units per month using currently available manufacturing and assembly resources. The Company expects the production cycle for the one-half ton to five ton daily capacities will approximate three to six months. The Company believes that these production and assembly resources will be sufficient to meet anticipated product demand for the next 12 months. The Company expects to hire one administrative assistant to the Company's president, three marketing representatives, and one to two technical assistants. The marketing representatives will assist the Company's president in marketing its product in the Pacific Rim countries, and the technical assistants will design and engineer the larger systems in collaboration with the inventor.

     The Company will require a minimum of $1,000,000 to satisfy its cash requirements for the next 12 months. If the Company is successful in raising $1,000,000, it will commence the marketing of its units to prospective customers in the Pacific Rim. The Company expects to deliver production units within three to six months from order placement, and will require payment of at least 50% of the purchase price as a down payment for each customer order.

     If the Company is successful in raising its projected funds of $2,000,000 to $3,000,000, the Company believes that, this funding, along with bank borrowings, and cash flow from the sale of units, will enable the Company to commence the full scale manufacture and sale of its product. The Company can not predict whether or not it will be successful in its capital raising efforts, and, thus, be able to satisfy its cash requirements for the next 12 months. If the Company is unsuccessful in raising at least $1,000,000, it may not be able to complete its plan of operations.

ITEM 3. DESCRIPTION OF PROPERTY.

     The Company's executive offices are located at Suite 200-955 West Broadway, Vancouver, British Columbia, Canada V5Z 1K3. The premises are approximately 1,000 square feet and are subleased from the Company's president on a month to month basis at a monthly rental amount $200. The underlying lease expires December 31, 2001. The underlying lease is expected to be extended on a month to month basis thereafter. The Company believes that this office space will sufficient to support its growth for the next 12 month.

     The Company also maintains an office at 2-18 Kyobashi Chuo-ku, Tokyo, Japan 104-0031. The premises are 2,000 square feet and approximately 600 square feet is subleased by the Company from its Chairman rent free though the remainder of 2001. Lease terms beyond 2001 have not been determined by the parties. The underlying lease expires December 31, 2003. The Company believes additional lease space at this location will be available to support its future growth.

     The above agreements between the Company and its Chairman are oral arrangements. Other than as indicated, no other rental expenses will be charged to the Company by its Chairman for such periods. The conditions of both premises are good.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table will identify, as of May 31, 2001, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group. The following information is based upon 40,000,000 shares of common stock of the Company which are issued and outstanding as of May 31, 2001. The address for each individual below is Suite 212-955 West Broadway, Vancouver, British Columbia, Canada V5Z 1K3, the address of the Company.

Title           Name and Address           Amount and nature          Percent
of Security     of Beneficial Owner        Beneficial Ownership(1)    of Class
------------    -----------------------    -----------------------    --------
Common          Family Corporation(2)          33,000,000               83%
Stock           #902 Ark Towers, 1-3-40,
                Roppongi, Minatoku,
                Tokyo, Japan

Common Stock    Atsushi Maki(3)(4)             35,570,000               89%

Common Stock    Lina Lei(4)                       362,500                1%

                Officers and
                Directors, as a
                group (2 persons)              35,932,500               90%
------------------------------------------------------------------------------
    (1). "Beneficial ownership" means having or sharing,  directly or indirectly
         (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.
    (2). Mr. Atsushi Maki, the Company's Chairman and President, is the sole shareholder of Family Corporation and is deemed the beneficial owner of such shares.
    (3). Includes 2, 570,000 shares of common stock held individually by Mr. Maki and 33,000,000 shares of common stock held by Family Corporation.
    (4). Atsushi Maki and Lina Lei are husband and wife. Each spouse disclaims beneficial ownership of the shares of the other spouse.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

     The directors and executive officers of the Company, their ages, and the positions they hold are set forth below. The directors of the Company hold office until the next annual meeting of stockholders of the Company and until their successors in office are elected and qualified. All officers serve at the discretion of the Board of Directors.

                                  Director/
                                  Officer
Name                Age           Since             Position
-------             ----          --------          -------------
Atsushi Maki         54            1999             President/Treasurer
                                                    and Chairman

Lina Lei             41            1999             Secretary and Director
--------------------------------------------------------------------------------
     Atsushi Maki has been the President, Treasurer and Chairman of the Company since November 10, 1999. During the past ten years, Mr. Maki has been an independent businessman involved mainly in real estate development projects in Japan. In 1995, he served as a Director of the Japan-Korea Cooperation Committee along with the former Prime Minister of Japan who acted as the Chairman of the committee. In 1999, he was responsible for establishing the Japan-China Association, a foundation for fostering better relations between the two nations. He served as a director of the association, along with the Chairman of Sony Corporation and the Honorary Chairman of Toyota Motor Corporation. Mr. Maki is the husband of Lina Lei, the Secretary and a director of the Company.

     Lina Lei has been the Secretary and Director of the Company since November 10, 1999. From May 1990 to November 1999, Ms. Lei was employed by Thunder Company Ltd, Tokyo, Japan, in various capacities including as its managing director. Ms. Lei completed her university studies in Shanghai, China in 1982, and obtained a master's degree from Hitotsubashi University in Tokyo in 1990. Ms. Lei is the wife of Atsushi Maki, the Chairman and President of the Company.

ITEM 6. EXECUTIVE COMPENSATION.

     The compensation for all directors and officers individually for services rendered to the Company for the fiscal year ended December 31, 2000 and 1999, respectively:

                              SUMMARY COMPENSATION

                               Annual Compensation
Name and
Principal                             Salary      Bonus      Other
Position                 Year          ($)         ($)        ($)
---------                --------     --------    ------     ------
Atsushi Maki             2000(1)      $14,769      -0-        -0-
Chairman, President      1999(1)        2,462      -0-        -0-
And Treasurer

Lina Lei                 2000(2)        1,442      -0-        -0-
Secretary and Director   1999(2)          241      -0-        -0-
--------------------------------------------------------------------------------
    (1). Mr. Maki received salary compensation in the form of 3,200,000 shares of common stock of the Company for the period from November 1999 through fiscal 2001. The shares were valued at $0.01 per share. Of the total amount of shares, 246,200 shares were allocated for fiscal 1999, with the balance allocated equally between 2000 and 2001.

    (2). Ms. Lei received salary compensation in the form of 312,500 shares of common stock of the Company for the period from November 1999 through fiscal 2001. The shares were valued at $0.01 per share. Of the total amount of shares, 24,100 shares were allocated for fiscal 1999, with the balance allocated equally between 2000 and 2001.

     The Company and its officers have agreed that the officers of the Company will not receive any other compensation beyond year 2001 until such time as the Company reaches profitability for a full fiscal quarter. The terms of any such compensation arrangement have not been determined at this time. Other than as indicated above, the Company did not have any other form of compensation payable to its officers or directors, including any stock option plans, stock appreciation rights, or long term incentive plan awards for the periods during the fiscal years 2000 and 1999.

     The Company's directors received no fees for their services in such capacity, however, they will be reimbursed for expenses incurred by them in connection with the Company's business.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     On December 15, 1999, the Company entered into an agreement with Family Corporation, a Japanese corporation, under which Family Corporation agreed to arrange the grant of a license to Amanasu Furnace to the Company. In exchange for obtaining the license to the Technology, the Company agreed to issue to Family Corporation 13,000,000 shares of its common stock and stock purchase options to acquire another 20,000,000 shares of common stock at a price per share of $0.01. In addition under the terms of the agreement, the Company agreed to issue 1,000,000 shares of common stock to the inventor of the technology, and 200,000 shares of common stock to the executive director of the inventor. In May 2001, Family Corporation exercised its option to acquire 20,000,000 shares of common stock of the Company and paid the sum of $200,000 to the Company. Mr. Atsushi Maki, the Company's Chairman and President, is the president and sole shareholder of Family Corporation.

     Mr. Maki received salary compensation in the form of 3,200,000 shares of common stock of the Company for the period from November 1999 through fiscal 2001. The shares were valued at $0.01 per share or a total of $32,000. Ms. Lei received salary compensation in the form of 312,500 shares of common stock of the Company for the period from November 1999 through fiscal 2001. The shares were valued at $0.01 per share or a total of $3,125.

     On June 8, 2000, the Company entered into an exclusive licensing agreement with the inventor of the Amanasu Furnace. Under the licensing agreement, the
 Company obtained the worldwide production and marketing rights of the Technology for 30 years, and the Company is required to pay the inventor a royalty of 2% on gross sales of the Technology.

ITEM 8. DESCRIPTION OF SECURITIES.

Common Stock
------------------
     The Certificate of Incorporation of the Company authorizes the issuance of 100,000,000 shares of common stock, $.001 par value, and as of May 31, 2001, 40,000,000 shares are issued and outstanding.

     The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. In addition, each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. On matters submitted to a shareholder vote, a majority vote of shareholders is required to be actionable. Cumulative voting in the election of directors is denied. All shares of common stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of common stock when issued are fully paid and non-assessable by the Company. There are no restrictions on repurchases of common stock by the Company relating to dividend or sinking fund installment arrearage.

Preferred Stock
------------------
     The Certificate of Incorporation of the Company does not authorize the issuance of preferred stock. Any amendment of the Certificate of Incorporation to authorize the issuance of the preferred stock will require the majority vote of the shareholders.

PART II


ITEM 1. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     There is no public market for the Company's equity securities. The Company intends to establish a public market for its common stock in the United States following the registration of its securities pursuant to this Form 10-SB. As of May 31, 2001, (i) there are no outstanding warrants or options to purchase, or securities convertible into common stock of the Company and (ii) there are no shares of common stock which can be sold pursuant to Rule 144.

     As of May 31, 2001, there are 28 shareholders of record of the Company's common stock. Although there are no restrictions on the Company's ability to declare or pay dividends, the Company has not declared or paid any dividends since its inception.

ITEM 2. LEGAL PROCEEDINGS.

     The Company is not a party to any material legal proceedings.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

            Party                    Amount of
Date        Receiving Shares         Shares            Consideration
-------     --------------------     -------------     ----------------
6/22/00     Family Corporation        13,000,000         Services
7/19/00     Atsushi Maki               3,200,000         Services
7/19/00     Jufang Zhang               1,800,000         Services
7/19/00     Wanxuan Lei                  200,000         Services
7/19/00     Lina Lei                     312,500         Services
7/19/00     Charlie Lan                  212,500         Services
7/19/00     Liu Yuh Hsin                 400,000         Services
7/19/00     Chu Meiying                  300,000         Services
7/19/00     Yenyu Liu                    125,000         Services
7/19/00     Peter Khean                  400,000         Services
5/9/01      Family Corporation        20,000,000         $200,000

     The services rendered by Family Corporation in exchange for 13,000,000 shares of common stock related to the agreement entered into on December 15, 1999 by and between the Company and Family Corporation. Mr. Atsushi Maki and Lina Lei performed managerial services to the Company through 2001 in exchange for the 3,200,000 and 312,500 shares of common stock, respectively. The shares of common stock received by the remaining parties for services related to business management, product marketing, and general consulting services performed by such parties.

     The above common stock issuances were exempt from registration  pursuant to
 Section 3(b) and 4(2) of the Securities Act of 1933, as amended (the "Act"), including Rule 504 of Regulation D promulgated under the Act. No advertisement or general solicitation was used in connection with the common stock issuances described above in compliance with Rule 504. Each recipient of securities in each such transaction represented his or her intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and, appropriate legends were affixed to the share certificates issued in such transactions.


Item 5. Indemnification of Directors and Officers.

     The Company's By-Laws eliminates personal liability in accordance with the Nevada Revised Statutes. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

     In so far as indemnification for liability arising from the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling the Company, it has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Part F/S


                           AMANASU ENERGY CORPORATION

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2000






                                    CONTENTS


                                                                        Page

Accountant's Audit Report                                                F-1

Balance Sheets                                                           F-2

Statements of Operations                                                 F-3

Statements of Changes in Stockholder's Equity                            F-4

Statements of Cash Flows                                                 F-5

Notes to Financial Statements                                            F-6

Balance Sheets as of March 31, 2001 (unaudited)                          F-11

Statements of Operations for the Quarters Ended March 31, 2001
and 2000, and from inception.                                            F-12

Statements of Cash Flows for the Quarters Ended March 31, 2001
and 2000, and from inception.                                            F-13

Notes to Financial Statements                                            F-14

 Board of Directors
 Amanasu Energy Corporation

 I have audited the accompanying balance sheets of Amanasu Energy Corporation (a development stage company) as of December 31, 2000 and 1999, and the related statements of operations and deficit accumulated during development stage, changes in stockholders' equity, and cash flows for the year ended December 31, 2000 and the period February 22, 1999 to December 31, 1999. These financial statements are the responsibility of the Company management. My responsibility is to express an opinion on these financial statements based on my audit.

 I conducted the audit in accordance with generally accepted auditing standards of the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

 In my opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Amanasu Energy Corporation as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and the period February 22, 1999 to December 31, 1999 in conformity with generally accepted accounting principles of the United State of America.


 /s/ Robert G. Jeffrey
 ROBERT G. JEFFREY, CPA



 June 11, 2001
 Wayne, New Jersey

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                                 BALANCE SHEETS
                                  December 31,



ASSETS                                                   2000              1999
                                                     ---------         ---------

Current Assets:
    Prepaid expenses                                 $  16,211                -
                                                     ---------         ---------
                  Total current assets                  16,211                -

Other Assets:
    Licensing agreement                              $ 142,000         $      -
                                                     ---------         ---------
                  Total Assets                       $ 158,211         $      -
                                                     =========         =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Obligation to issue shares of common stock       $  12,000         $  2,703
                                                     ---------         ---------
                  Total liabilities                     12,000            2,703
                                                     ---------         ---------
Stockholders' Equity:
    Common stock:  authorized 100,000,000 shares
        of $.001 par value; 20,000,000 issued and
        outstanding                                     20,000                -
    Additional paid in capital                         180,000                -
    Deficit accumulated during development stage       (53,789)          (2,703)
                                                     ---------         ---------
                  Total stockholders' equity           146,211           (2,703)

         Total Liabilities and Stockholders' Equity  $ 158,211         $      -
                                                     =========         =========





   The accompanying notes are an integral part of these financial statements.

                           AMANASU ENERGY CORPORATION
                          (A Development State Company)
                      STATEMENTS OF OPERATIONS AND DEFICIT
                      ACCUMULATED DURING DEVELOPMENT STAGE



                                                            February 22, 1999
                           Year        February 22 To       (Date of Inception)
                           2000        December 31, 1999    To December 31, 2000
                         --------      -----------------    --------------------
Revenue                  $      -      $         -          $          -

Expenses                   51,086            2,703                53,789
                         --------      -----------------    --------------------
Loss accumulated
    during development
    stage                $(51,086)         $(2,703)         $    (53,789)
                         ========      =================    ====================
Net loss per share -
    Basic and Diluted       $(.01)          $    -
                         ========      =================























   The accompanying notes are an integral part of these financial statements.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                For the Periods Ended December 31, 2000 and 1999


                                                                       Deficit Accumulated
                                 Common Stock           Additional     During
                               Shares      Amount     Paid in Capital  Development Stage        Total
                             ----------------------------------------------------------------------------
Balance February 22, 1999             -    $      -   $           -    $      -                $       -

Net loss for the period                                                  (2,703)                  (2,703)
                             ----------------------------------------------------------------------------
Balance, December 31, 1999            -           -               -      (2,703)                  (2,703)

Shares issued for services   20,000,000      20,000       180,000             -                  200,000

Net loss for the period                                                 (51,086)                 (51,086)
                             ----------------------------------------------------------------------------

Balance, December 31, 2000   20,000,000    $ 20,000   $   180,000      $(53,789)               $ 146,211
                             ============================================================================





   The accompanying notes are an integral part of these financial statements.

                           AMANASU ENERGY CORPORATION
                          (A Development State Company)
                            STATEMENTS OF CASH FLOWS

                                                                                          February 22, 1999
                                                    Year            February 22 To        (Date of Inception)
                                                    2000            December 31, 1999     To December 31,2000
                                                 ----------         -----------------     -------------------
CASH FLOWS FROM OPERATIONS:
Net loss                                          $(51,086)         $    (2,703)          $    (53,789)
Charges not requiring the outlay of cash:
     Services provided for common stock              51,086               2,703                 53,789
                                                  ----------         -----------------     -------------------
         Net Cash Provided By
             Operating Activities                         -                   -                      -

Cash balance, beginning of period                         -                   -                      -
                                                  ----------         -----------------     -------------------

Cash balance, end of period                       $       -         $         -           $          -
                                                  ==========        ==================    ====================






















   The accompanying notes are an integral part of these financial statements.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization of Company
 The Company was formed February 22, 1999, as Forte International, Inc. The name was changed to Amanasu Energy Corporation on March 27, 2001.

 Business
 The Company has acquired worldwide licensing rights for nuclear incinerator technology, known as "The Amanasu Furnace". The Furnace is a positive ion breeder incinerator process that converts domestic and industrial wastes to ions through high temperature exposure. The resultant residue consists of oxygen gas and inert slag pellets.

 Development Stage Accounting
 The Company is a development stage company, as defined in Financial Accounting Standards (FAS) Statement No. 7. Generally accepted accounting principles that apply to established operating enterprises govern the recognition of revenue by a development stage enterprise and the accounting for costs and expenses. From inception to December 31, 2000, the Company has been in the development stage and all its efforts have been devoted to obtaining worldwide licensing rights to the nuclear incinerator technology which is described above. No revenue had been realized through December 31, 2000.

 Basis Of Presentation
 The Company has incurred losses from inception to December 31, 2000 of $53,789. Capital was raised in the amount of $200,000 in May 2001 through the issuance of 20,000,000 shares of common stock. This is expected to provide adequate financing to allow the Company to begin using its licensing rights to the nuclear incinerator technology.

 Cash
 For purposes of the statements of cash flows, the Company considers all short term debts securities purchased with a maturity of three months or less to be cash equivalents.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000



 Fixed Assets
 Fixed assets, when acquired, will be recorded at cost. Depreciation will be computed using accelerated methods, with lives of seven years for furniture and equipment and five years for computers and automobiles.

 Licensing Agreement
 During the year 2000, the Company issued 13,000,000 shares of common stock to a company that is wholly owned by the Company president in connection with the acquisition of the licensing agreement for the technology. This cost has been charged to an intangible asset account and will be amortized over the estimated life of the technology. The amortization will begin in the month when licensing begins.

 Income Taxes
 Deferred income taxes are recorded to reflect the tax consequences or benefits to future years of any temporary differences between the tax basis of assets and liabilities, and of net operating loss carryforwards.

 Use Of Estimates
 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

 Advertising Costs
 The Company will expense advertising costs when the advertisement occurs. There has been no spending thus far on advertising.

 Segment Reporting
 Management will treat the operations of the Company as one segment.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                          NOTE TO FINANCIAL STATEMENTS
                                December 31, 2000



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

 Common Stock
 During 2000, the Company issued 13,000,000 shares of its common stock to a corporation wholly owned by the Company's president in connection with obtaining a license of the technology. In addition, during this period, the Company issued 7,000,000 shares of common stock as compensation for salaries to its officers and for services provided by consultants. A total of 3,512,500 shares were issued to two officers as salaries for the period from November 1, 1999 to December 31, 2001 which were valued in the aggregate at $35,125. Of this amount, 270,300 (or $2,703) were allocated to the 1999 period, with the balance of such shares allocated equally between 2000 and 2001. The Company also issued 3,487,500 shares of common stock to various consultants in connection with services rendered during the 2000 period. These shares were valued at $34,875.

2.       RELATED PARTY TRANSACTIONS

 A total of 13,000,000 shares was issued during the year 2000 to a corporation which is controlled by the president of the Company. These shares were issued as compensation for arranging the acquisition of the licensing agreement for the nuclear incinerator technology. An additional 3,512,500 shares was issued to officers of the Company during the year 2000 as compensation for the period November 1, 1999 to December 31, 2001.

 An option for an additional 20,000,000 shares was issued to the corporation which is controlled by the president of the Company in connection with the acquisition of the licensing agreement. The exercise price of these options is $.01 per share.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                          NOTE TO FINANCIAL STATEMENTS
                                December 31, 2000


3.       INCOME TAXES

 The Company experienced losses during 1999 and 2000 which totaled $53,789. As a result, it has incurred no Federal income tax. The Internal Revenue Code allows net operating losses (NOL's) to be carried forward and applied against future profits for a period of twenty years. The potential benefit of the NOL has been recognized on the books of the Company, but it has been offset by a valuation allowance. If not used, the NOL carryforward will expire in the year 2020.

 Under Statement of Financial Accounting Standards No. 109, recognition of deferred tax assets is permitted unless it is more likely than not that the assets will not be realized. The Company has recorded noncurrent deferred tax assets as follows:

                  Deferred Tax Assets                $18,288
                  Valuation Allowance                 18,288
                                                     -------
                      Balance Recognized             $    -
                                                     =======

4.       EARNINGS PER SHARE

                                       Period February 22 to December 31, 1999
                                       ---------------------------------------

                                        Net      Average Shares    Per Share
                                        Loss     Outstanding       Amount
                                   ----------    --------------    ----------
         Loss allocable to
             common shareholders   $  (2,703)         -            $      -
                                   ==========    ==============    ==========


                                                 Year 2000
                                                 ---------


         Loss allocable to
             common shareholders   $ (51,086)      6,819,672       $  (.01)
                                   ==========    ==============    ==========

 Options to purchase common stock were outstanding at the end of 2000 but were not included in the computation of earnings per share because such inclusion would have an antidilutive effect.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                          NOTE TO FINANCIAL STATEMENTS
                                December 31, 2000




5.       RENTALS UNDER OPERATING LEASES

 The Company has made its offices in temporary quarters which are rented on a month to month basis. No obligation for rent had been incurred through March 31, 2001

6.       SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

 There was no cash paid for interest or income taxes during either of the periods presented.

 The following non-cash financing and investing activity occurred during the year 2000:

 Shares of common stock were issued for services during the year 2000, totaling 20,000,000. Of this total, 13,000,000 shares were treated as the cost of obtaining a licensing agreement, and the remainder were treated as the cost of other services.

7.       CONTINGENCIES

 In connection with the acquisition of the licensing agreement of the nuclear incinerator technology, the Company issued options under which 20,000,000 shares of common stock can be acquired at a price of $.01 per share. This option was exercised in May of 2001.

 The Company is committed to issue an addition 1,200,000 shares of common stock as partial consideration for the acquisition of the licensing agreement. These shares had not been issued at December 31, 2000.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                                  BALANCE SHEET
                                   (Unaudited)
                                 March 31, 2001



ASSETS

Current Assets:
    Prepaid expenses                                            $  12,158
                                                                ---------
                  Total current assets                             12,158

Other Assets:
    Licensing agreement                                           142,000
                                                                ---------
                  Total other assets                              142,000
                                                                ---------
                           Total Assets                         $ 154,158
                                                                =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Obligation to issue shares of common stock                  $  12,000
                                                                ---------
                  Total liabilities                                12,000
                                                                ---------
Stockholders' Equity:
    Common stock:  authorized 100,000,000 shares
        of $.001 par value; 20,000,000 issued and
        outstanding                                                20,000
    Additional paid in capital                                    180,000
    Deficit accumulated during development stage                  (57,842)
                                                                ---------
                  Total stockholders' equity                      142,158
                                                                ---------
         Total Liabilities and Stockholders' Equity             $ 154,158
                                                                =========






 These statements should be read in conjunction with the year-end financial statements.

                           AMANASU ENERGY CORPORATION
                          (A Development State Company)
                      STATEMENTS OF OPERATIONS AND DEFICIT
                      ACCUMULATED DURING DEVELOPMENT STAGE
                                   (Unaudited)

                                                       February 22, 1999
                          Quarter Ended March 31,      (Date of Inception)
                             2001        2000          To March 31, 2001
                          -----------------------      -------------------

Revenue                   $     -      $     -         $          -

Expenses                    4,053        4,053               57,872
                          -----------------------      -------------------

Loss accumulated
    during development
    stage                 $(4,053)     $(4,053)        $    (57,842)
                          ========     ========        ===================
Loss Per Share -
    Basic and Diluted     $     -      $     -
                          ========     ========






















 These statements should be read in conjunction with the year-end financial statements.

                           AMANASU ENERGY CORPORATION
                          (A Development State Company)
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                         February 22, 1999
                                            Quarter Ended March 31,      (Date of Inception)
                                              2001          2000         To December 31,2001
                                            -----------------------      -------------------
CASH FLOWS FROM OPERATIONS:
Net loss                                    $(4,053)      $(4,053)       $     (57,842)
Charges Not Requiring The Outlay Of Cash:
     Services provided for common stock       4,053         4,053               57,842
                                            -----------------------      -------------------
         Net Cash Provided By
             Operating Activities                 -             -                    -
Cash balance, beginning of period                 -             -                    -
                                            -----------------------      -------------------
Cash balance, end of period                 $     -       $     -        $           -
                                            ========      =========      ===================






























 These statements should be read in conjunction with the year-end financial statements.

                           AMANASU ENERGY CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                 March 31, 2001



1.       BASIS OF PRESENTATION

 The unuadited interim financial statements of Amanasu Energy Corporation (the "Company") as of March 31, 2001 and for the three month periods ended March 31, 2001 and 2000, respectively, have been prepared in accordance with generally accepted accounting principles. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. The results of operations for the quarter ended March 31, 2001 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2001.

 Certain information and disclosures normally included in the notes to the consolidated financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2000.

PART   III

Exhibit     Description

3(i)(a)     Articles of Incorporation of the Company
3(i)(b)     Certificate of Amendment to Articles of Incorporation
3(ii)(a)    Amended and Restated By - Laws of the Company
10(i)       Agreement between Family Corporation and the Company dated
            December 15, 1999.
10(ii)      License agreement between Masaichi  Kikuchi and the Company dated
            June 8, 2000.
10(iii)     Technical Consulting Agreement the Company and Masaichi Kikuchi
            dated June 9, 2001.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 10-SB to be signed on its behalf by the undersigned, thereunto duly authorized.

 AMANASU  ENERGY  CORPORATION


/s/ Atsushi Maki
----------------
    Atsushi Maki
    Chairman, President and                            June 15, 2001
    Chief Financial Officer

                      EXHIBIT 3(1)(a)


FILED IN THE OFFICE                                   Articles of Incorporation
OF THE SECRETARY OF                                   (Pursuant to NRS 78)
STATE OF THE STATE OF                                 STATE OF NEVADA
     NEVADA
   NOV 22,1999                                             SEAL
    C-405899
   Dean Heller                                        STATE OF NEVADA
Secretary of State                                    Secretary of State
      /s/

1. NAME OF CORPORATION:  Forte International, Inc.

2. RESIDENT AGENT:
 Name of  Residing  Agent:  The  Corporation  Trust  Company of  Nevada.  Street
 Address: One East First Street, Reno, Nevada, 89501.

3. SHARES:
 Number of shares with par value: 100,000,000 Par Value: .001

4. GOVERNING BOARD:  Shall be styled as Directors.
 The FIRST BOARD OF DIRECTORS shall consist of one (1) members and the names and addresses are as follows: Peter Khean, Ste 777, 916 Broadway, Vancouver, BC V52 1K7

5. PURPOSE:  The purpose of the corporation shall be:

6. OTHER MATTERS: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein as a part of these articles: Number of pages attached ______.

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signature must be notarized)
         T Barbes                                    A. Walker
         Name                                        Name
         520 Pike St., Seattle, WA  98101 520 Pike St., Seattle, WA  98101
         Address                                     Address
          /s/T.Barbes                                /s/ A. Walker
         Signature                                   Signature
         Subscribed and sworn to before me this February 22, 1999.

                                     /s/ K.Gariepy
                                    Kathleen C. Gariepy   Notary Public


Subscribed and sworn to before me this February 22, 1999.

             /s/K. Gariepy
             Kathleen C. Gariepy   Notary Public


8. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

 The Corporation Trust Company of Nevada hereby accept appointment as Resident Agent for the above named corporation.

 The Corporation Trust Company of Nevada

                    /s/Scot Ferraro                    February 22, 1999
                     Scot Ferraro                             Date

                            EXHIBIT 3(i)(b)

C4058-99
Mar 27, 2001
Dean Heller
Secretary of State


                           CERTIFICATE OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
           (Pursuant to NRS 78.385 and 78.390-After issuance of stock)

   1. Name of Corporation: FORTE INTERNATIONAL, INC.

   2. The articles have been amended as follows:
      - the name of the company is now changed to AMANASU ENERGY
      Corporation.

   3. The vote by which stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or may be required by the provisions of he articles of incorporation in favour of the amendment is over 81%


   4. Signatures


/s/Atsushi Maki
President

/s/ L. Lei
Secretary

                                EXHIBIT 3(ii)(a)


                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                           AMANASU ENERGY CORPORATION

                                      * * *


                                    ARTICLE I
                                     OFFICES


 SECTION 1. Principal Office and Registered Office. The principal office of the corporation shall be located at Suite 200-955 West Broadway, Vancouver, British Columbia, Canada V5Z 1K3 or such other office of the Company as may be designated from time to time by the Board of Directors. The registered office in the State of Nevada shall be One East First Street, Reno, Nevada 89501.

 SECTION 2. Other Offices. The Corporation may have other offices also at such other place or places, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors, where any and all business of the Corporation may be transacted, and where meetings of the shareholders and of the Directors may be held with the same effect as though done or held at said principal office.

                                   ARTICLE II
                             MEETING OF SHAREHOLDERS

 SECTION 1. Annual Meetings. The annual meeting of the shareholders, commencing with the year 2000, shall be held at the principal office of the Corporation, or at such other place as may be specified or fixed in the notice of such meetings in March of each and every year, or at such other time as the Corporation's Board of Directors shall specify for such purpose (but in no event later than seven months after the close of the Corporation's fiscal year), for the election of directors and for the transaction of such other business as may properly come before such meeting.

 SECTION 2. Notice of Annual Meeting. Unless notice is waived by the shareholder, the Secretary shall mail, in the manner provided in Section 5 of
 Article II of these Bylaws, or deliver a written or printed notice of each annual meeting to each shareholder of record, entitled to vote thereat at least ten and no more than sixty days before the date of such meeting.

 SECTION 3. Place of Meeting. The Board of Directors may designate any place either within or without the State of Nevada as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors, A waiver of notice signed by all shareholders may designate any place either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Nevada.

 SECTION 4. Special Meetings. Special meetings of the shareholders shall be held at the principal office of the Corporation or at such other place as shall be specified or fixed in a notice thereof. Such meetings of the shareholders may be called at any time by the President or Secretary, or by a majority of the Board of Directors then in office, and shall be called by the President with or without Board approval on the written request of the holders of record of at least fifty percent (50%) of the number of shares of the Corporation then outstanding and entitled to vote, which written request shall state the object of such meeting.

 SECTION 5. Notice of Meetings. Unless notice is waived by the shareholder, written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose of purposes for which the meeting is called, shall be delivered not less than ten no more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary to each shareholder of record entitled to vote at meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage prepaid. Any shareholder may at any time, by a duly signed statement in writing to that effect, waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

 SECTION 6. Meeting Without Notice. If all the shareholders shall meet at any time and place, either within or without the State of Nevada. and consent to the holding of the meeting at such time and place, such meeting shall be valid without call or notice and at such meeting any corporate action may be taken.

 SECTION 7. Quorum. At all stockholders' meetings, the presence in person or by proxy of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future time not less than seven nor more than twenty-one days later, and the Secretary shall thereupon give at least three days notice by mail to each shareholder entitled to vote who is absent from such meeting.

 SECTION 8. Mode of Voting. At all meetings of the shareholders, the voting may be voice vote, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by such shareholder and, if such ballot be cast by proxy, it shall also state the name of such proxy; provided, however, that the mode of voting prescribed by statute for any particular case shall be in such case followed.

 SECTION 9. Proxies. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specified therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation. At no time shall any proxy be valid which shall be filed 1ess than ten (10) hours before the commencement of the meeting,

 SECTION 10. Voting Lists. The officer or agent in charge of the transfer books for shares of the corporation shall make, at least three days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the number of shares held by each, which list for a period of two days prior to such meeting shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during the whole time of the meeting. The original share ledger or transfer book, or duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholder.

 Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary to vote shares held by such person without a transfer of such shares into his name.

 Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without tho transfer thereof into his name if authority so to do be contained in an appropriate order of the court at which such receiver was appointed.

 A shareholder whose shares are pledged shall be entitled to vote such shares until shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

 Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

 SECTION 11. Closing Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders, the Board of Directors of the Corporation may provide that the stock transfer books be closed for a stated period but not to exceed in any case sixty (60) days before such determination. If the stock transfer books be closed for the purpose of determining shareholders entitled to notice of a meeting of shareholders, such books shall be closed for at least fifteen days immediately, preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a date in any case to be not more than sixty (60) days, nor less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for determination of shareholders entitled to notice of a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

 SECTION 12. Voting of Shares. Subject to the provisions of Section 14 of this Article, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

 SECTION 13. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provisions, as the Board of Directors of such corporation may determine.

 Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

 Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the Control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court at which such receiver was appointed.

 A shareholder whose shares are pledged shall be entitled to vote such shares until shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

 Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

 SECTION 14. Informal Action by Shareholders. Any action required to be taken at meeting of the shareholders or any other action which may he taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III
                                    DIRECTORS

 SECTION 1. General  Powers.  The Board of Directors  shall have the control and general management of the affairs and business of the Corporation. Such directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws, the Articles of Incorporation and the laws of the State of Nevada. The Board of Directors shall further have the right to delegate certain other powers to the Executive Committee as provided in these Bylaws.

 SECTION  2.  The  Number  Of  Directors.  The  affairs  and  business  of  this
 Corporation shall be managed by a Board of Directors consisting of at least three (3) members and no more then five (5) members. Unless and until changed by resolution of the Board of Directors in accordance with these Bylaws, the number of Directors shall be set at three (3) for purposes of the Corporation's initial and continuing Board of Directors. Each Director shall be of legal (18 years) age. It has been agreed that until December 31, 2002, Stephen White, or his designee, shall serve as one (1) of the members of the Board of Directors.

 SECTION 3. Election. The Directors of the Corporation shall be elected at the annual meeting of the shareholders, except as hereinafter otherwise provided for the filling of vacancies. Each director shall hold office for a term of one year and until his successor shall have been duly chosen and qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

 SECTION 4. Vacancies in the Board. Any vacancy in the Board of Directors occurring during the year through death, resignation, removal or other cause, including vacancies caused by an increase in the number of Directors, shall be filled for the unexpired portion by the remaining Directors, if they constitute a quorum, at any special meeting of the Board called for that purpose, or at any regular meeting thereof; provided, however, that in the event the remaining directors do not represent a quorum of the number set forth in Section 2 hereof, a majority of such remaining Directors may elect directors to fill any vacancies then existing.

 SECTION 5. Directors Meetings. The annual meeting of the Board of Directors shall be held each year immediately following the annual meeting of the shareholders. Other regular meetings of the Board of Directors shall be held from time to time as prescribed by resolution of the Board of Directors. No further notice of such annual or regular meeting of the Board of Directors need be given.

 SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

 SECTION 7. Notice. Notice of any special meeting shall be given at least twenty-four hours previous thereto by written notice if personally delivered, or five days previous thereto if mailed to each director at his business address, or by facsimile transmission if receipt of such notice is confirmed by such transmitting facsimile machine. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by facsimile transmission, such notice shall be deemed to be delivered when the notice is confirmed to have been received by the facsimile number to which it is transmitted. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or, convened.

 SECTION 8. Chairman. At all meetings of the Board of Directors, if the President of the Corporation is a member of the Board of Directors then such President shall serve as Chairman of the meeting, or in event that the President is not a member of the Board of Directors or is absent from the meeting, or if a majority of the Directors elect to do so, the directors present shall choose by majority vote a director to preside as Chairman of the Board of Directors for such meeting.

 SECTION 9. Quorum and Manner of Acting. A majority of the Directors, whose number is designated in Section 2 herein, shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the majority of the Directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The Directors shall act only as a Board and the individual directors shall have no power as such.

 SECTION 10. Removal of Directors. Any one or more of the Directors may be removed either with or without cause at any time by the vote or written consent of the shareholders representing not less than two-thirds of the issued and outstanding capital stock entitled to voting power.

 SECTION 11. Voting. At all meetings of the Board of Directors, each Director is to have one vote, irrespective of the number of shares of the Corporation's stock that he may hold.

 SECTION 12. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at meetings or a stated salary of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

 SECTION 13. Presumption of Assent. A Director of the Corporation who is present, at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

 SECTION 14. Action By Unanimous Written Consent. Any action required to be taken at a meeting of the Board of Directors, or any other action which may he taken at a meeting of the Board, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Directors of the Corporation.


                                   ARTICLE IV
                                    OFFICERS

 SECTION 1. Number. The officers of the Corporation shall be a President, Treasurer and a Secretary and such other or subordinate officers as the Board of Directors may from time to time designate and elect. One person may hold the office and perform the duties of one or more of said offices. No officer need be a member of the Board of Directors.

 SECTION 2. Election, Term of Office, Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and they shall be elected annually at the meeting of the Board of Directors held immediately after each annual meeting of the shareholders except as hereinafter otherwise provided for filling vacancies. Each officer shall hold office until a successor has been duly chosen and qualified, or until death, or until resignation or removal from office in the manner hereinafter provided.

 SECTION 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time whenever in its judgment the best interests of the Corporation would be served thereby, and such removal shall be without prejudice to the contract rights, if any, of the person so removed.

 SECTION 4. Vacancies. All vacancies in any office shall be filled by the Board of Directors without undue delay, at any regular meeting or at a meeting specially called for that purpose.

 SECTION 5. The President. The President shall be, unless the Board of Directors designates and elects a person to serve as the Corporation's chief executive officer and specifies by special resolution the duties and responsibilities of such office, the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. The President may sign, with the Treasurer or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the capital stock of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation; and in general shall perform all duties incident to the duties of the President, and such other duties as from time to time may be assigned to him by the Board of Directors.

 SECTION 6. Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

 SECTION 7. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation and deposit the same in the name of the Corporation in such bank or trust Company as the Board of Directors may designate: the Treasurer may sign or countersign all checks, drafts and orders for the payment of money and may payout and dispose of same under the direction of the Board of Directors, and may sign or countersign all notes or other obligations of indebtedness of the Corporation; such person may sign with the President or Vice President, certificates for shares of stock of the Corporation; such person shall at all reasonable times exhibit the books and accounts to any director of the Corporation; and such person shall, in general, perform all duties as from time to time may be assigned to such person by the President or by the Board of Directors. The Board of Directors may at its discretion require that each officer authorized to disburse the funds of the Corporation be bonded in such amount as it may deem adequate.

 SECTION 8. Secretary. The Secretary shall keep all minutes of the meetings of the Board of Directors and also the minutes of the meetings of the shareholders; and such person shall attend to the giving and serving of all notices of the Corporation and shall affix the seal of the Corporation to all certificates of stock, when signed and countersigned by the duly authorized officers; such person may sign certificates for shares of stock of the Corporation; such person may sign or countersign all checks, drafts and orders for payment of money; such person shall have charge of the certificate book and such other books and papers as the Board may direct; such person shall keep a stock book containing the names alphabetically arranged of all persons who are shareholders of the Corporation, showing their places of residence, the number of shares of stock held by them respectively, the time when they respectively became the owners thereof, and the amount paid therefor, and the Secretary shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the President or by the Board of Directors.

 SECTION 9. Other Officers. The Board of Directors may authorize and empower other persons or other officers appointed by it to perform the duties and functions of the officers specifically designated above by special resolution in each case.

 SECTION 10. Assistant Treasurer(s) and Assistant Secretary(ies). The Assistant Treasurer(s) shall respectively, as may be required by the Board of Directors, give bonds for the faithful discharge of their duties, in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretary(ies) as thereunto authorized by the Board of Directors may sign with the President or Vice President certificates for shares of the capital stock of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors. The Assistant Treasurer(s) and Assistant Secretary(ies) shall in general, perform such duties as may be assigned to them by the Treasurer or the Secretary, respectively, or by the President or by the Board of Directors.


                                    ARTICLE V
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

 Except as may be hereinabove stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them and each of them including but not limited to legal fees, judgment and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation, all in accordance with Nevada Revised Statutes.


                                   ARTICLE VI
                      CONTRACTS, LOANS CHECKS AND DEPOSITS

 SECTION I. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

 SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors or approved by a loan committee appointed by the Board of Directors and charged with the duty of supervising investments. Such committee authority may be general or confined to specific instances.

 SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolutions of the Board of Directors.

 SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VII
                                  CAPITAL STOCK

 SECTION 1. Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the incorporators or by the Board of Directors. The certificates shall be numbered in the order of their issue, shall be signed by the President or the Vice President and by the Secretary or the Treasurer, or by such other person or officers as may be designated by the Board of Directors; and the seal of the Corporation shall be affixed thereto, with such signatures of such duly designated officers and of the seal of the Corporation. Every certificate authenticated by a facsimile of such signatures and seal must be countersigned by a transfer agent to be appointed by the Board of Directors, before issuance.

 SECTION 2. Transfer of Stock. Shares of the stock (Common Stock and Preferred Stock) of the Corporation may be transferred by the delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by written power of attorney to sell, assign, and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary transferable items on the books of the Corporation upon surrender thereof so signed or endorsed. When the Board of Directors in its discretion deems it to be in the Corporation's interests to do so, the signature of the person seeking to transfer stock shall be guaranteed by a recognizable financial institution such as a bank or stock brokerage firm. The person registered on the books of the Corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares.

 SECTION 3. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient not inconsistent with the Bylaws or with the Articles of Incorporation, concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint a transfer agent or a registrar of transfers, or both, and it may require all certificates to bear the signature of either or both.

 SECTION 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates thereto issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorized to issue such new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as an indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                  ARTICLE VIII
                                    DIVIDEND

 SECTION 1. Holder of Record. The Corporation shall be entitled to treat the holder of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

 SECTION 2. Declaration of Dividends. Dividends on the capital stock (Common Stock and Preferred Stock) of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

 SECTION 3. Closure of Transfer Books. The Board of Directors may close the transfer books in its discretion for a period not exceeding fifteen (15) days preceding the date fixed for holding any meeting, annual, or special, of the shareholders, or the day appointed for the payment of a dividend.

 SECTION 4. Allocation of Funds. Before payment of any dividend or making any distribution of profits, there may be set aside out of funds of the Corporation available for dividends, such sum or sums as the Directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any such other purpose as the directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX
                                      SEAL

                                    [Omitted]


                                    ARTICLE X
                                WAIVER OF NOTICE

 Whenever any notice whatever is required to be given under the provisions of these Bylaws, or under the Laws of the State of Nevada, or under the provisions of the Articles of Incorporation, a waiver in writing signed by the person or person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                   ARTICLE XI
                                   AMENDMENTS

 These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the shareholders by a vote of the shareholders owning a majority of the shares and entitled to vote thereat. These Bylaws may also be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the Board of Directors of the Corporation (if notice of such alteration or repeal be contained in the notice of such special meeting) by a majority vote of the directors present at the meeting at which a quorum is present, but any such amendment shall not be inconsistent with or contrary to the provision of any amendment adopted by the shareholders.

 Whenever it shall be necessary to interpret these Bylaws, any masculine, feminine and neuter personal pronouns shall be construed interchangeably, and the singular shall include the plural and the singular.

                                  EXHIBIT 10(i)
                                    AGREEMENT

This Agreement is made the 15th day of December, 1999.

 BETWEEN : FAMILY CORPORATION, a Japanese company having its business office at #902 Ark Towers, 1- 3- 40, Roppongi, Minato - ku, Tokyo, Japan ( hereinafter called " FAMILY " ),

 AND : FORTE INTERNATIONAL INC., a Nevada company with its business office at 3003 Kingsway, Suite 6, Vancouver, B.C., Canada. (hereinafter called "FORTE").

 WHEREAS FAMILY has identified and successfully negotiated the world wide licensing of a unique and state of the art nuclear incinerator Technology ( see Definition in Section 1 ).

 AND WHEREAS FORTE ( hereafter referred to as the Company ) is desirous of obtaining the world wide licensing for such a state of the Technology.

 NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

SECTION    1  - DEFINITIONS
 1.00  " Territory " shall mean the whole world.
 1.01 " Technology " means the certain invention, generally characterized as " The Amanasu Plasma Furnace " which is a positive ion breeder incinerator process that converts domestic and industrial wastes to atoms through high temperature plasma exposure. The process leaves about 2% residue of inert slag pellets that may be used for road fill and produces no dioxins, carbon or other emissions except for oxygen. 1.02 " Dollars " shall mean US Currency.

SECTION   2   -  SCOPE   OF   THE   AGREEMENT
 2.00 This essence of this agreement is the satisfactory negotiation and transfer of an exclusive licensing of the Technology on a world wide basis to the Company through the efforts of FAMILY.

SECTION   3  -   OBLIGATIONS   OF   FAMILY
 3.00 FAMILY has sourced the Technology, introduced it to the Company, and has negotiated a satisfactorily exclusive license of the Technology to the Company.
 3.01 FAMILY is responsible for all the associated costs ( travelling, etc. ) till the time the Technology is licensed exclusively to the Company, pursuant to a license agreement between the Company and the inventor of the Technology.
 3.02 FAMILY will assist the Company after the licensing of the Technology to the Company, to source funding for the Company's operations.

SECTION   4  - OBLIGATIONS  OF  FORTE
 4.00 Within 30 days after the transfer of the exclusive licensing of the Technology to the Company, on a world wide basis, the Company will perform the following for FAMILY:
 (a) Issue to FAMILY a total of thirteen million ( 13,000,000 ) fully paid and non assessable common shares of the Company.
 (b) Enter into a Share Option Agreement with FAMILY, whereby FAMILY will have the option to purchase twenty million (20,000,000) common shares of the Company at a unit price of $0.01, which equates to $200,000 in total.
 (c) Issue to the inventor of the Technology, a total of one million ( 1,000,000 ) fully paid and non assessable common shares of the Company.
 (d) Issue to the inventor's executive director, a total of two hundred thousand ( 200,000 ) fully paid and non assessable common shares of the Company.

SECTION    5  -  CONFORMITY   WITH   LOCAL   LAWS
 5.00 Any provision or provisions of this agreement which in any way contravene the law of any State or Country in which this agreement is effective, shall in such State or Country, to the extent of such contravention of law, be deemed severable and shall not affect any provision or provisions of this agreement.
 5.01 The parties shall each at its own expense in its own countries, take such steps as may be required to satisfy the laws and requirements of the respective countries with respect to declaring, recording, or otherwise rendering this agreement valid.

SECTION    6   -   NOTICE
 6.00 Any notice, consent, request, demand or other communication required or permitted to be given or delivered under this agreement shall be given in writing and delivered by person, be registered mail, or by facsimile or telegram, addressed to the party at its address first set out above. Each notice shall be deemed to have been received upon delivery to the addressee, provided that if not delivered in person, such notice shall be deemed to have been received upon expiration of 12 days from the date of mailing, or within 24 hours if sent by facsimile or telegram.

SECTION    7   - CONFIDENTIALITY
 7.00 Both parties shall keep in strict confidence from all third parties, excluding their respective affiliates, all matters concerning the business and transactions undertaken pursuant to this agreement, except as necessary to carry out the intent of this agreement.

SECTION    8  -     TERM
 8.00 This agreement shall be in effect for twenty four months, unless terminated earlier by mutual agreement.

SECTION     9   -   ENTIRE   AGREEMENT
 9.00 This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the parties, written or otherwise. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective all as of the date set forth above.

Signed, Sealed and Delivered by
FAMILY  in the presence of :         FAMILY   CORPORATION


                                     /s/ A. Maki
                                    Authorized Signatory


Signed, Sealed and Delivered by
FORTE in the presence of :          FORTE INTERNATIONAL  INC.

                                   /s/ Lina Lei
                                   Authorized Signatory

                                 EXHIBIT 10(iii)

                         TECHNICAL CONSULTING AGREEMENT


This Agreement is made as of the 9th day of  June, 2001.

BETWEEN:
 AMANASU ENERGY CORPORATION, A Nevada corporation having its business office at Suite 212 - 955 West Broadway, Vancouver, B.C. Canada V5Z 1K3 (hereafter referred to as the " Company " )
AND:
 MASAICHI KIKUCHI, having his business address at Suite 2-2 Uzura Kamisunagawa Sorachi-gun, Hokkaido 073-0221, Japan (hereinafter referred to as " Kikuchi " ).

 WHEREAS: The Company has signed an exclusive Licensing agreement with Kikuchi, dated June8, 2000, whereby the Company will have the right to produce and market the unique technology of Kikuchi, which is described as " The Amanasu Plasma Furnace - which is a positive ion breeder incinerator process that converts domestic and industrial wastes to atoms through high temperature plasma exposure ". Under the License agreement, Kikuchi will be entitled to a royalty of 2% of the gross sales of the Company, as well as 1,000,000 fully paid and non assessable common shares of the Company.

 WHEREAS: As additional consideration for entering into the License Agreement, Kikuchi agrees to provide ongoing research and development and technical support to the Company as and when it needed.

 NOW THEREFORE this Agreement witnesses that in consideration of the premises and of the covenants and agreements contained, the parties have agreed as follows:


SECTION 1 - OBLIGATIONS OF THE  COMPANY

 1.00 As consideration for the services rendered herein by Kikuchi and his technical staff, the Company will pay for the transportation and accommodation expenses of Kikuchi and his team, if and when they are required to be present at a location away from Kikuchi's place of business.

 1.01 The Company will give Kikuchi and/ or his team of technical experts adequate lead time when he or his team is required to be at a job location.


 1.02 The Company and its employees will keep all information with regard to the " Amamasu plasma Furnace " strictly on a confidential basis, and will not divulge any technical information to third parties without first obtaining the approval from Kikuchi.

SECTION 2 - OBLIGATIONS OF  KIKUCHI

As additional consideration for entering into the License Agreement:

 2.00 Kikuchi and/or his technical team will assist the Company in all technical matters pertaining to the design, production, repair, and maintenance of the " Amanasu Furnace " as and when requested by the Company.

 2.01. Kikuchi conduct ongoing research and development of the Amanasu Plasma Furnace, as deemed necessary by Kikuchi or the Company

 2.03 Kikuchi will endeavour to meet the technical deadlines put forward by the Company.

All such services performed by Kikuchi shall be without charge or expense to the Company.

SECTION 3 - NOTICE.

 3.00 Any notice to be given under this Agreement will be in writing and will be deemed to have been given if personally delivered, delivered to, or sent by prepaid registered mail or overnight delivery addressed to the respective address of the parties appearing on the first page of this Agreement (or to such other address as one party provides to the other in a notice given according to this paragraph).


SECTION 4 - CONFIDENTIALITY.

 4.00 The parties shall keep in strict confidence from all third parties, excluding their respective attorneys and affiliates, all matters concerning the business affairs and transactions undertaken pursuant to this Agreement, except as necessary to carry out the intent of this Agreement.


SECTION 5 - INDEPENDENT CONTRACTOR.

 5.00 In performing the services provided herein, Kikuchi shall be deemed an independent contractor to the Company, Kikuchi shall have no authority to bind the Company with respect to any matters covered under this Agreement.


SECTION 6 - GOVERNING LAWS/ARBITRATION.

 6.00 This Agreement will be construed under and governed by the laws of the British Columbia. .Any controversy or claim arising out of or relating to this Agreement or any breach of this Agreement will be finally settled by arbitration in accordance with the provision of the Commercial Arbitration Act (British Columbia).


SECTION   7  -  TERM  OF  AGREMENT

7.00   This agreement will be for a term of  ten years.

SECTION  7 -  ENTIRE AGREEMENT

 7.00 This Agreement represents the entire agreement between the parties and supersedes any and all prior agreements and understandings whether oral or written between the parties. The recitals contain herein above are incorporated into this Agreement for all purposes.



IN WITNESS WHEREOF the parties have entered into this Agreement by their duly authorized representatives.

Signed, Sealed and Delivered by
AMANASU in the presence of:                    AMAMASU  ENERGY  CORPORATION


____________________________                   _________________________________
Witness                                        Authorized Signatory





Signed, Sealed and Delivered by
KIKUCHI in the presence of:


____________________________                __________________________________
Witness                                               MASAICHI   KIKUCHI

                                 EXHIBIT 10(ii)

                                LICENSE AGREEMENT

This Agreement is made and is effective this 8th day of  June, 2000.


 BETWEEN : MASAICHI KIKUCHI, whose address is 2-2 Uzura Kamisunagawa Sorachi - gun, Hokkaido, Japan 073- 0221. ( hereinafter called " Licensor " ), of the First Part


 AND : FORTE INTERNATIONAL INC, with an office at 3003 Kingsway, Suite 6, Vancouver, B.C. Canada ( hereinafter called " Licensee " ), of the Second Part


 WHEREAS Certain inventions, generally characterized as the Amanasu Plasma Furnace ( referred to as the " Furnace/s " ) Technology, is a positive ion breeder incinerator process that converts domestic and industrial wastes to atoms through very high temperature plasma exposure. The process leaves about 2% residue of inert slag pellets that may be used for road fill. The process produces oxygen and no dioxins, carbon or other emissions, and has now been perfected for commercialization by Licensor.

 AND WHEREAS Licensee will be establishing production and marketing centers throughout the world for the production and marketing of such Furnaces.

 AND WHEREAS Licensor and Licensee have subject to the terms and conditions set forth in this Agreement, agreed to the licensing to the Licensee of the Technology for the production and marketing of the Furnaces throughout the world.

 NOW THEREFORE this Agreement witnesses that in consideration of the premises hereto and covenants and agreements hereinafter contained, the parties hereto covenant and agree to each other as follows :


SECTION    1  -  DEFINITIONS

 1.00 Technology relates to the Amanasu Plasma Furnace described above, and " Patent / Patent Rights " means the patent rights to any subject matter claimed in or covered worldwide, including any pending U.S. and Canadian patent applications that have been assigned to Licensor or, any containing applications thereof, any patents issuing on said applications or continuing applications including re-issue, improvement and any corresponding foreign patents or patent applications and other related technology know how, intellectual property, trade secrets whether patentable or not now or in the future developed by Licensor.

 1.02 " Licensed Products " means any manner of chemical or other derivative ('Furnace/s ' ) that is covered by the Technology and/or Patent/Patent Rights ( if applicable ), or whose use constitute but for this license granted to Licensee pursuant to this Agreement, an infringement of any claim within the Patent/Patent Rights or unauthorized use of the Technology, trade secrets or know how of Licensor.

 1.03 " Licensed Method " means any method that is covered by the Technology and/or Patent/Patent Rights, Patent application ( if applicable ) or whose use or practice would constitute but for this license granted to Licensee pursuant to this Agreement, an infringement of the Patent/Patent Rights or unauthorized use of the Technology, intellectual property, trade secrets or know how of Licensor.

 1.04 " Sub-license " means the right to enter into agreements with third parties to assign all or part of this Agreement.

 1.05 " Gross Receipts " means the total of the gross invoice prices of Licensee's Products without any deductions and allowances for discounts, tariff, duties, excise taxes, transportation charges, credits to customers for rejected Products, etc. In relation to Licensed Method means any amount received or receivable by Licensee for the sale and or use from Third Parties of the right to practice " Licensed Method ".

 1.06 " Third Parties " means any person, corporation or entity recognized by law that is dealing at arms length.


SECTION    2  -  GRANT  OF  LICENSES

 2.00 Subject to the conditions of this Agreement, Licensor grants to Licensee the exclusive right to use the Technology to make, have made, use and sell the Licensed Products and practice Licensed Method in Malaysia.

 2.01 It is understood that Licensee shall have the right to issue sub-licenses to Third Parties on such terms and conditions as Licensee in its discretion may bona-fide determine in all areas of the world.

 2.02 To the extent applicable, such sub-licenses shall include all the rights of and obligations due to Licensor that are contained in this Agreement.

SECTION   3  -  ROYALTY


 3.00 Licensee is to pay Licensor a royalty equal to two ( 2 ) percent of Licensee's Gross Receipts from Licensed Products or Licensed method payable to Licensor, within sixty (60) days upon receipt of royalty by Licensee or from Sub-licensees.

 3.01 All monies due to Licensor shall be payable in U.S. funds. The earned royalties will be determined in the foreign currency of the country in which such are made and converted into equivalent U.S. funds, and remitted likewise.

 3.02 If at any time legal restrictions prevent the prompt remittance of any or all of the royalties by Licensee with respect to any country of sale, Licensee shall have the right and option to make such payment by depositing the amount thereof in local currency at Licensor's account in a bank or other depository in such country.


SECTION    4  -  REPRESENTATIONS, WARRANTIES  AND  COVENANTS  OF LICENSOR


 4.00 Licensor hereby represents and warrants to, and covenants with Licensee, now and during the term of this Agreement that ;

       (a) Licensor has the sole and exclusive right to grant the rights, licenses and authorities granted to Licensee herein and it is the sole and exclusive owner of all Patent/Patent Rights.
       (b) The licenses herein granted are unencumbered by any lien, mortgage, prior assignment, charge, other encumbrance, commitment or interest of any other person.
       (c) Licensor will not directly or indirectly enter into, negotiate or solicit any agreement or arrangement for the creation or imposition of any encumbrance or restriction of any nature which may be inconsistent with the rights, licenses and authorities granted to Licensee herein.
       (d) To the best of Licensor's knowledge, the claims for the Technology and/or Patent/Patent Rights, do not infringe any Canadian or U.S. patents or patent applications of any other party.
       (e) Licensor is a person and he has the power and capacity to enter into this Agreement and carry out its terms to the full extent.
       (f) Licensor will not disclose to any person other than the legal advisors of the parties hereto, any information pertaining to Licensee or this Agreement that has not been generally disclosed to the public.

SECTION    5  -  LICENSEE'S   OBLIGATIONS


 5.00 Licensee shall keep books and records showing all Licensed Products and License Method used and/or sold under the terms of this Agreement. Such records shall be open for inspection by representatives or agents of Licensor at reasonable times.

 5.01 Licensee shall at all times diligently proceed with the manufacture and sale of Licensed Products and Licensed Method and shall earnestly and diligently market same and in quantities sufficient to meet market demands. Licensee shall be entitled to exercise prudent and reasonable business judgment in meeting its due diligent obligations.

 5.02 Licensee covenants and agrees that during the life of this Agreement it shall :

       (a) In the manufacturing of the Licensed Products, contract/ employ or cause to be employed, those persons or contractors who have the necessary skills, care and experience to manufacture the Licensed Products, to a reliability and safety standards that are established by Licensor.

       (b) Conduct product testing both prior to and after commercial production to ensure the reliability and safety of the Licensed Products and Licensed Method, and shall furnish Licensor with results of such testing.

       (c)  In the  manufacturing  of Licensed  Products it shall use only those
            parts  and   materials   that  meet  or  exceed  the   specification
            established by Licensor.

       (d)  At all reasonable  times and on reasonable  notice,  permit Licensor
            and/or  authorized   representatives  of  Licensor  to  inspect  any
            facilities in which any parts or materials are manufactured.

       (e) Properly report to Licensor any occurrence involving the use of Licensed Products or Licensed Method that in the reasonable judgment of Licensee may give rise to a claim against the License, Licensor or any user of Licensed Products or Licensed Method. It shall continue to keep Licensor abreast of any subsequent report, investigation, inquest or legal proceeding arising therefrom.

       (f) Comply with the patent, and all applicable laws, regulations, decrees or requirements of those countries in which Licensed Product is sold or Licensed method is practiced.

SECTION   6   -  LIFE  OF  AGREEMENT


 6.00 Unless otherwise terminated by operation of law or acts of the parts in accordance with the terms of this Agreement, this Agreement shall be in force from the effective date recited on page one, and shall remain in effect for thirty ( 30 ) years.


SECTION    7  -  TERMINATION  BY  LICENSOR


 7.00 If Licensee should violate or fail to perform any term or covenant of this Agreement, then Licensor may give written notice of such default ( Notice of Default ) to Licensee. If Licensee shall fail to repair such default within ninety days of the effective date of such notice, Licensor shall have the right to terminate this Agreement and the Licenses herein, by a second written Notice ( Notice of Termination ) to Licensee. If Notice of Termination is sent to Licensee, this Agreement shall automatically terminate on the effective date of such Notice. Such termination should not relieve Licensee of its obligation to pay any royalty at the time of such termination and shall not impair any accrued right of Licensor.


SECTION   8  -  TERMINATION  BY  LICENSEE


 8.00 Licensee shall have the right to terminate this Agreement by giving notice in writing to Licensor. Such notice of termination of this Agreement shall be effective ninety ( 90 ) days from the effective date of such notice.

 8.01 Any termination pursuant to the above paragraph, shall not relieve Licensee of any obligation or liability accrued hereunder prior to such termination or rescind anything done by Licensee or any payments made to Licensor hereunder prior to the time such termination became effective, and such termination shall effect in any manner any rights of Licensor arising under this Agreement prior to such termination. Furthermore, upon termination of Licensee, all rights of Licensee hereunder shall be surrendered effective upon such date that termination becomes effective.


SECTION   9  -  PATENT  PROSECUTION  AND  MAINTENANCE


 9.00 The following sub-sections will only be applicable, if and when, Patent(s) are applied for, at the sole discretion of Licensor.

 9.01 Licensor shall diligently prosecute and maintain the United States and Canadian Patents ( if any ) comprising Licensor's Patent Rights using counsel of its choice. Licensor shall provide Licensee with copies of all relevant documentation so that Licensee may be informed and apprised of the continuing prosecution. Licensee agrees to keep this documentation confidential and shall at the request of Licensee, apply for patent protection in any country that Licensee markets the Licensed Products and Licensed Method.

 9.02 Licensor shall use all reasonable efforts to amend any Patent application to include claims reasonably requested by licensee to protect the products contemplated to be sold under this Agreement.

 9.03 Licensor shall co-operate with Licensee in applying for an extension of the term of any Patent included with Licensor's Patent Rights. Licensor agrees to execute such documents and take such additional action as Licensee may reasonably request in connection therewith.

 9.04 The cost of preparing, filing, prosecuting and maintaining all Patent applications contemplated by this agreement, shall be borne by Licensor.


SECTION    10 -  PATENT / PATENT  RIGHTS  INFRINGEMENT


 10.00 In the event that Licensee shall learn of substantial infringement of any Patent /Patent Rights licensed under this Agreement, Licensee shall notify Licensor in writing and shall provide Licensor with reasonable evidence of such infringement. Both parties shall use their best efforts in co-operation with each other to terminate such infringement without litigation.

 10.01 Licensee may request that Licensor take legal action against the infringement of Licensor's Patent/Patent Rights. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to Licensee. If the infringing activity has not been abated within thirty(30) days following the effective date of such request, Licensor shall have the right to :

       -    commence legal suit on their own account; or
       - refuse to participate in such suit, and Licensor shall give notice of its election in writing to Licensee by the end of the ninetieth
            (90th) day after receiving notice of such request from Licensee. Licensee may thereafter bring suit for patent infringement if and only if Licensor elects not to commence legal suit ( other than as nominal party plaintiff ), and if the infringement occurred during the period. However, in the event Licensee elects to bring legal suit in accordance with this paragraph, Licensor may thereafter join such legal suit at its own expense.

 10.02 Such legal action is decided upon shall be at the expense of the party on account of whom suit is brought, and all recoveries recovered thereby, shall belong to such party, provided, however, that legal action brought jointly by Licensee and fully participated in by both, shall be at the joint expense of the parties, and all recoveries shall be shared jointly by them in proportion to the share of expense paid by each party.

 10.03 Each party agrees to co-operate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation shall be controlled by the party bringing the suit, except that Licensor may be represented by counsel of their choice pursuant to Licensor's determination in any suit brought by Licensee.


SECTION    11 -  COMMON  COVENANTS  OF  LICENSOR  AND  LICENSEE


 11.00 Governing Law & Submission to Jurisdiction

       This Agreement shall be interpreted and construed in accordance with the laws of Nevada of the United States, and the parties hereto submit to the jurisdiction of the Courts of Nevada, but the scope of any patent or patent applicable shall be governed by the applicable laws of the country of such patent or patent application.

 11.01 Conformity with Local Laws

       Any provision or provisions of this Agreement which in any way contravene the law of any State or Country in which this Agreement is effective, shall in such State or Country, to the extent of such contravention of law, be deemed severable and shall not affect any provision or provisions of this Agreement. The parties shall each at its own expense in its own countries, take such steps as may be required to satisfy the laws and requirements of the respective countries with respect to declaring, recording, or otherwise rendering this Agreement valid.

 11.02 Arbitration

       Both parties shall act in good faith and utilize their best efforts to resolve any dispute, controversy or difference arising in connection with this Agreement, to their mutual satisfaction. All disputes, controversies or differences arising in connection which are not resolved mutually, shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, by a panel of three arbitrators each of whom shall speak fluent English and shall be appointed in accordance with the said Rules. Any award made by the arbitrators shall be made as promptly as possible and shall state the reasons for their decisions taking into account all aspects of the dispute, controversy or difference.

       Any such arbitration shall be held in Nevada. The laws to be applied by the arbitrators shall be the laws of the United States. The decision of the arbitrators shall be final and binding on both parties. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award, and an order of enforcement as the case may be. Such an arbitration shall be a condition precedent to the institution of any such suit, claim, action or other legal proceeding arising in connection with this Agreement.

 11.03 Notice

       Any notice, consent, request, demand or other communication required or permitted to be given or delivered under this Agreement, shall be in writing and delivered by registered mail, facsimile or telegram, addressed to the party at its address first set out above. Each notice shall be deemed to have been received upon delivery to the addressee, provided that such notice shall be deemed to have been received upon expiration of 12 days from the date of mailing, or within 24 hours if sent by facsimile or telegram.

 11.04 Assignment and Succession

       Licensee shall not assign nor transfer this Agreement or any of its rights or the performance of its obligations under this Agreement, without the prior written consent of Licensor. Any such assignment or transfer without consent shall be null and void. All rights and obligations of the parties shall be binding upon and shall endure to the benefit of their respective successors and permitted assigns.

 11.05 Entire Agreement

       This Agreement constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussion, whether oral or written, of the parties, and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering of this Agreement or the subject matter hereof except as specifically set forth herein.


 11.06 Unenforceable terms

       If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant or condition of this Agreement, shall be valid and shall be enforceable to the fullest extent permitted by law.

 11.07 Counterparts

       This Agreement may be executed in several counterparts, each of which when so executed, shall be deemed to be an original and such counterparts shall constitute one and the same instrument and notwithstanding their date of execution, shall be deemed to bear date as of the date of this Agreement.

 11.08 Force Majeure

       The parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection, laws, proclamations, edicts, ordinances or regulations; strikes, lock-outs or other serious labour disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the parties' respective obligations hereunder shall resume.

 11.09 Waiver

       No provision of this Agreement shall be waived and no breach excused, unless such waiver or consent excusing the breach shall be in writing signed by the party to be charged with such waiver or consent. A waiver of a provision of this Agreement shall not be construed to be a waiver of a further breach. All rights, remedies, and benefits contained in this Agreement shall be cumulative and none of them shall be a limitation or exclusion of any other remedy, right, or benefit provided by this Agreement or by law.




IN WITNESS WHEREOF the parties hereby executed this Agreement as of the day, month and year first above written.



Signed, Sealed and Delivered
by  Lessor in the presence of :                       MASAICHI  KIKUCHI

                                                      /s/ Masaichi Kikuchi


Signed, Sealed and Delivered
by Lessee in the presence of :                        FORTE  INTERNATIONAL  INC.

                                                      /s/A. Maki